Exhibit 107.1

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

American States Water Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Shares, no par value	Rule 457(o)	(1)	(1)	$200,000,000	0.00014760	$29,520
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$200,000,000		$29,520
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$29,520

(1)             Calculated in accordance with Rules 457(o) under the Securities Act of 1933, as amended, (the “Securities Act”) based on the proposed maximum aggregate offering price. Payment of the registration fee at the time of filing of the Registrant’s Registration Statement on Form S-3 (File No. 333-277365) on February 26, 2024 was deferred pursuant to Rule 456(b) and 457(r) under the Securities Act and is paid herewith.